Registration No. 033-93210
                                          Filed June 2, 1999


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                             --------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                             --------------

                         ISB Financial Corporation
________________________________________________________________________
(Exact Name of Registrant as specified in its Articles of Incorporation)

       Louisiana                                         72-1280718
------------------------                    ---------------------------------
(State of incorporation)                    (IRS Employer Identification No.)

                      1101 East Admiral Doyle Drive
                     New Iberia, Louisiana 70560-6301
-----------------------------------------------------------------------------
     (Address of principal executive offices, including zip code)



          ISB Financial Corporation Profit Sharing Plan and Trust
-----------------------------------------------------------------------------
                        (Full Title of the Plan)


Larrey G. Mouton                           Copies to
President and Chief Executive Officer      Hugh T. Wilkinson, Esq.
ISB Financial Corporation                  Cristin Zeisler, Esq.
1101 East Admiral Doyle Drive              Elias, Matz, Tiernan & Herrick L.L.P
New Iberia, Louisiana 70560-6301           734 15th Street, N.W.
(318) 365-2361                             Washington, D.C.  20005
--------------------------------           (202) 347-0300
(Name, address and telephone number of
agent for service)



                             Page 1 of 6 pages
                  Index to Exhibits is located on page 3.

                     CALCULATION OF REGISTRATION FEE
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Title of                 Proposed         Proposed Maximum
Securities    Amount      Maximum            Aggregate           Amount
to be         to be     Offering Price   Offering Price(3)  Registration Fee
Registered  Registered  Per Share(3)
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Common Stock,
par value
$1.00         100,000(2)    $21.56          $2,156,250          $599.44


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to ISB Financial Corporation Profit Sharing Plan and Trust (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of ISB Financial Corporation (the "Company" or the "Registrant").

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share is equal to the closing sales price of the Common Stock on the Nasdaq National Market System on May 26, 1999.


                          __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.
                                  2

    This Registration Statement registers additional securities to be issued under the ISB Financial Corporation Profit Sharing Plan and Trust, for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File
No. 033-93210), filed with the Commission on June 7, 1995, are incorporated herein by reference.


Item 8.  Exhibits


    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit                                                 Page
    ---     -------                                                 ----
    4       Common Stock Certificate.                                *

    23      Consent of Castaing, Hussey, Lolan &
            Dauterive.                                              E-1

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).                                              --

    99      ISB Financial Corporation Profit Sharing                 *
            Plan and Trust.


    --------------
        * Incorporated by reference from the Company's Registration Statement on Form S-8 (Commission File No. 033-93210), filed with the Commission on June 7, 1995.
                                  3

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Louisiana on or about May 27, 1999.


                                By: /s/ Larrey G. Mouton
                                    -----------------------------------------
                                    Larrey G. Mouton
                                    President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Larrey G. Mouton to act as, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments

     Signature                  Title                     Date
     ---------                  -----                     ----


/s/ Larrey G. Mouton            President, Chief       May 27, 1999
---------------------           Executive Officer
Larrey G. Mouton                and Director
(principle executive officer)



/s/ James R. McLemore, Jr.      Senior Vice President  May 27, 1999
---------------------------     and Chief Financial
James R. McLemore, Jr.          Officer
(principle financial and
accounting officer)

/s/ Emile J. Plaisance, Jr.     Chairman of the Board  May 27, 1999
---------------------------
Emile J.
Plaisance, Jr.
                                  4

 Signature                     Title               Date
-----------                    -----               ----

/s/ Elaine D. Abell           Director             May 27, 1999
-------------------
Elaine D. Abell



/s/ Harry V. Barton, Jr.      Director             May 27, 1999
------------------------
Harry V. Barton, Jr.



/s/ Cecil C. Broussard        Director             May 27, 1999
------------------------
Cecil C. Broussard



/s/ William H. Fenstermaker   Director             May 27, 1999
---------------------------
William H. Fenstermaker



/s/ Ray Himel                 Director             May 27, 1999
--------------
Ray Himel



/s/ E. Stewart Shea, III      Director             May 27, 1999
------------------------
E. Stewart Shea, III
                                  5

            Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees who administer the employee benefit plan have duly caused this Registration Statement to by signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Iberia, State of Louisiana on or about May 27, 1999.

                             ISB FINANCIAL CORPORATION
                             PROFIT SHARING PLAN AND TRUST

                             ISB FINANCIAL CORPORATION TRUSTEES


                             By: /s/ Cecil C. Broussard
                                 --------------------------------
                                 Cecil C. Broussard, Director



                             By: /s/ William H. Fenstermaker
                                 --------------------------------
                                 William H. Fenstermaker, Director



                             By: /s/ E. Stewart Shea, III
                                 --------------------------------
                                    E. Stewart Shea, III
                                  6